UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 1, 2017

Forterra, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-37921	37-1830464
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

511 East John Carpenter Freeway, 6th Floor, Irving, TX	75062
(Address of Principal Executive Offices)	(Zip Code)

(469) 458-7973
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.        ☐

Item 1.01. Entry into a Material Definitive Agreement.
On May 1, 2017, Forterra, Inc. (the "Company") and Forterra Finance, LLC, ("Forterra Finance"), a wholly owned subsidiary of the Company, entered into a First Amendment (the "Amendment") to the Senior Lien Term Loan Credit Agreement dated October 25, 2016 (the loans thereunder, the "Term Loans") among Forterra Finance, as borrower, the Company, the lenders party thereto and Credit Suisse AG, Cayman Islands Branch as administrative agent. The Amendment, among other things, provides for (i) a repricing whereby the interest margins on the Term Loans are reduced by 0.50%, such that applicable margin for Term Loans based on LIBOR has been reduced from 3.50% to 3.00%, and (ii) the incurrence on the date of the Amendment of $200,000,000 of incremental Term Loans made on the same terms as the existing Term Loans after giving effect to the repricing (the “Incremental Term Loans”). The net proceeds of the Incremental Term Loans, after payment of fees and expenses, were applied to reduce outstanding amounts under the Company’s asset-backed revolving credit facility.
The foregoing description of the Amendment does not purport to be complete, and is qualified in its entirety by reference to the complete text of the Amendment, a copy of which will be filed with the Securities and Exchange Commission as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2017, and which is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The disclosure required by this item is included in Item 1.01 above and is incorporated herein by reference.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Forterra, Inc.

/s/ Lori M. Browne
Lori M. Browne
Senior Vice President, General Counsel and Secretary

Date: May 5, 2017